EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

LeCroy Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-155279, 333-139638, 333-129490, 333-120656, 333-113271, 333-91833, and 333-03144) on Form S-8 and (No. 333-139708) on Form S-3/A of LeCroy Corporation of our report dated September 14, 2009, with respect to the consolidated balance sheets of LeCroy Corporation and subsidiaries as of June 27, 2009 and June 28, 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended June 27, 2009, June 28, 2008, and June 30, 2007 and the related financial statement schedule, which report appears in the June 27, 2009 annual report on Form 10-K of the Company.

Our report on the consolidated financial statements refers to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109”, effective July 1, 2007.

/s/ KPMG LLP

Short Hills, New Jersey

September 14, 2009